Filed Pursuant to Rule 424(b)(5)
Registration No. 333-159960
CALCULATION OF REGISTRATION FEE

	Maximum Aggregate	Amount of
Title of Each Class of Securities to be Registered	Offering Price	Registration Fee
Depositary Shares, each representing 1/40th of a share of Contingent Convertible Perpetual Non-Cumulative Preferred Stock, Series D	$1,150,000,000(1)	$81,995(2)
Contingent Convertible Perpetual Non-Cumulative Preferred Stock, Series D, no par value, with a liquidation preference of $1,000 per share	Not applicable (3)	Not applicable (3)
Common Stock, par value $.01 per share, issuable upon conversion of the Contingent Convertible Perpetual Non-Cumulative Preferred Stock, Series D	Not applicable (3)	Not applicable (3)

(1)	Includes Depositary Shares to be sold upon exercise of the underwriters’ option to purchase additional shares. See “Underwriting.”

(2)	The filing fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

(3)	Pursuant to Rule 457(i) under the Securities Act of 1933, as amended, the registration fee shall be calculated only on the basis of the price of the depositary shares, and, therefore, the underlying preferred stock and the common stock issuable upon the conversion of the preferred stock shall not be included for purposes of calculating the registration fee.